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                      EXHIBIT 21

                   CLECO CORPORATION
            SUBSIDIARIES OF THE REGISTRANT
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                                       State of Incorporation
        Subsidiaries of Registrant(1)      or Organization
        -----------------------------      ---------------
CLE Intrastate Pipeline Company, Inc.         Louisiana
CLE Resources, Inc.                           Delaware
Cleco Columbian LLC                           Louisiana
Cleco Construction Company, Inc.(2)           Louisiana
Cleco Energy LLC                              Texas
Cleco Evangeline LLC                          Louisiana
Cleco Generation Services LLC                 Louisiana
Cleco Holding Corporation                     Louisiana
Cleco Midstream Resources LLC                 Louisiana
Cleco Services LLC                            Louisiana
Cleco Support Group LLC                       Louisiana
Cleco Trading & Marketing LLC                 Louisiana
DeSoto Pipeline Company, Inc.                 Louisiana
DeSoto Services, Inc.                         Texas
Four Square Gas Company, Inc.                 Louisiana
Four Square Production, L.L.C.                Texas
Hudson Capital Partners, L.L.C.               Texas
Hudson SVD, L.L.C.                            Texas
Panola Exploration, Inc.                      Texas
Providence Partners, L.L.C.                   Texas
Sabine Texican Pipeline Company               Texas
STP Marketing, Inc.                           Texas
The Kentucky Four Limited Partnership         Texas
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(1) None of the subsidiaries is doing business under an assumed name.
(2) Dissolved, March 1999.